                                THIRD AMENDMENT
                                      to
                        RECEIVABLES PURCHASE AGREEMENT

     This Third Amendment (this "Amendment") is dated as of July 19, 2001, among Spiegel Credit Corporation III, a Delaware corporation (the "Buyer"), First Consumers National Bank, a national banking association ("FCNB") and Spiegel Acceptance Corporation, a Delaware corporation ("SAC"; FCNB and SAC are collectively referred to herein as the "Sellers").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, Buyer and Sellers have entered into a Receivables Purchase Agreement dated as of September 20, 1994 (as amended, the "Receivables Purchase Agreement"); and

     WHEREAS, Buyer and Sellers wish to amend the Receivables Purchase Agreement as more fully set forth in this Amendment;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers agree as follows:

     1.   Amendment.  The parties hereto agree that the representations,
          ---------
warranties and covenants set forth in Schedule 1 attached to this Amendment
                                      ----------
shall be a part of the Receivables Purchase Agreement for all purposes.

     2.   Counterparts.  This Amendment may be executed in counterparts and by
          ------------
different parties hereto in separate counterparts each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

     3.   Ratification.  The Receivables Purchase Agreement, as amended by this
          ------------
Amendment, is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.

     4.   Governing Law.  This Amendment and the rights and obligations of the
          -------------
parties hereunder shall be construed in accordance with and governed by the laws of the State of Illinois (without giving effect to its choice of law principles).

     5.   Reference to Agreement.  From and after the execution of this
          ----------------------
Amendment, each reference in the Receivables Purchase Agreement to "this Agreement", "hereof", "hereunder" or words of like import, and all references to the Receivables Purchase Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Receivables Purchase Agreement as modified and amended by this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

                         SPIEGEL CREDIT CORPORATION III


                         By: /s/ John R. Steele
                             ----------------------------------
                             Title:  Treasurer


                         FIRST CONSUMERS NATIONAL BANK


                         By: /s/ John R. Steele
                             ----------------------------------
                             Title:  Treasurer


                         SPIEGEL ACCEPTANCE CORPORATION


                         By: /s/ John R. Steele
                             ----------------------------------
                             Title:  Treasurer

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

                                  Schedule 1

                    PERFECTION REPRESENTATIONS, WARRANTIES
                                 AND COVENANTS

     (a) In addition to the representations, warranties and covenants contained in the Receivables Purchase Agreement, each Seller, but only as to itself and as to those Receivables, if any, transferred by it under the Receivables Purchase Agreement, hereby represents, warrants and covenants to Buyer as follows as of July 19, 2001:

          (1) The Receivables Purchase Agreement creates either (A) a valid transfer to Buyer of all right, title and interest of Seller in, to and under the Receivables conveyed to Buyer pursuant to Section 2.1 of the Receivables Purchase Agreement, and such property will be held by Buyer free and clear of any Lien, except for Liens permitted pursuant to paragraph (a) (3) below, or (B) a valid and continuing security interest
     -----------------
     (as defined in the applicable Uniform Commercial Code) in the Receivables in favor of Buyer, which is enforceable with respect to existing Receivables in the Accounts on July 19, 2001, and, with respect to Receivables thereafter arising in the Accounts at the time such Receivables arise. If the Receivables Purchase Agreement constitutes the grant of a security interest to Buyer in the Receivables, such security interest is, and in the case of Receivables created after July 19, 2001, upon the creation thereof will be, prior to all other Liens (other than Liens permitted pursuant to paragraph (a) (3) below).
                           -----------------

          (2) The Receivables constitute "accounts" within the meaning of the applicable Uniform Commercial Code.

          (3) Immediately prior to the conveyance of the Receivables pursuant to the Receivables Purchase Agreement, Seller owns and has good and marketable title to, or has a valid security interest in, the Receivables free and clear of any Lien, claim or encumbrance of any Person; provided
                                                                     --------
     that nothing in this paragraph (a) (3) shall prevent or be deemed to
                          -----------------
     prohibit Seller from suffering to exist upon any of the Receivables any Liens for any taxes if such taxes shall not at the time be due and payable or if Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

          (4) Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to Buyer under the Receivables Purchase Agreement in the Receivables arising in the Accounts.

          (5) Other than the transfer of the Receivables to Buyer pursuant to the Receivables Purchase Agreement, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. Seller has not authorized the filing of and is not aware of any financing statements against Seller that

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

     include a description of collateral covering the Receivables, except for any financing statements or assignments filed pursuant to the Receivables Purchase Agreement or the Servicing Agreement.

          (6) Seller is not aware of any judgment, ERISA or tax lien filings against Seller.

          (7) Notwithstanding any other provision of the Receivables Purchase Agreement, the representations and warranties set forth in this Schedule 1
                                                                     ----------
     shall be continuing, and remain in full force and effect, until such time as all Investor Certificates have been finally and fully paid. Buyer shall not, without satisfying the Rating Agency Condition, waive a breach of any representation or warranty set forth in this Schedule 1.
                                                  ----------

     (b) Seller and Servicer covenant that, in order to evidence the interests of Seller and Buyer under the Receivables Purchase Agreement, Seller and Servicer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected by Servicer in accordance with this paragraph (b)) as may be necessary or advisable
                                 -------------
(including, without limitation, such actions as are requested by Trustee) to maintain and perfect, as a first priority interest, Buyer's security interest in the Receivables. Servicer shall, from time to time and within the time limits established by law, prepare and present to Trustee for Trustee to authorize (based in reliance on the Opinion of Counsel hereinafter provided for) the Servicer to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases or any other filings necessary or advisable to continue, maintain and perfect as a first-priority interest (each a "Filing"). The Servicer shall present each such Filing to the Trustee together
 ------
with (x) an Opinion of Counsel to the effect that such Filing (i) is consistent with the grant of the security interest to the Buyer pursuant to the Receivables Purchase Agreement, (ii) satisfies all requirements and conditions to such Filing in the Receivables Purchase Agreement and (iii) satisfies the requirements for a Filing of such type under the Uniform Commercial Code in the applicable jurisdiction (or if the Uniform Commercial Code does not apply, the applicable statute governing the perfection of security interests), and (y) a form of authorization for Trustee's signature. Upon receipt of such Opinion of Counsel and form of authorization, Trustee shall promptly authorize in writing Servicer to, and Servicer shall, effect such Filing under the Uniform Commercial Code without the signature of Seller or Buyer where allowed by applicable law. Notwithstanding anything else in the Receivables Purchase Agreement to the contrary, the Servicer shall not have any authority to effect a Filing without obtaining written authorization from the Trustee in accordance with this paragraph (b).
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